Third Quarter 2024 Earnings Release Conference Call
October 30, 2024

Derek Everitt – Terex Corporation – Vice President, Investor Relations

Good morning, and welcome to the Terex Corporation (“Terex” or “Company”) third quarter 2024 earnings conference call. A copy of the press release and presentation slides are posted on our Investor Relations website at investors.terex.com. In addition, the replay and slide presentation will be available on our website. We are joined by Simon Meester, President and Chief Executive Officer, and Julie Beck, Senior Vice President and Chief Financial Officer. Their prepared remarks will be followed by question-and-answer.

Please turn to slide 2 of the presentation, which reflects our safe harbor statement. Today’s conference call contains forward-looking statements, which are subject to risks that could cause actual results to be materially different from those expressed or implied. These risks are described in greater detail in the earnings materials and in our reports filed with the Securities and Exchange Commission. On this call we will be discussing non-GAAP financial information, including adjusted figures that we believe are useful in evaluating the Company’s operating performance. Reconciliations for these non-GAAP measures can be found in the conference call materials. Please turn to slide 3, and I’ll turn it over to Simon Meester.

Simon A. Meester – Terex Corporation – President and Chief Executive Officer

Thanks, Derek, and good morning. I would like to welcome everyone to our earnings call and appreciate your interest in Terex. Emphasizing our commitment to our Zero Harm culture and the Terex Way Values at the start of this call reflects what we do across the organization every day as part of our Terex operating system. As we continue to grow, our core values will continue to include keeping each other safe, treating each other with respect and dignity, and being responsible stewards of our environment.

Let’s turn to slide 4. Before diving into our quarter three results, I am very pleased to welcome the Environmental Solutions Group (“ESG”) team to the Terex family. ESG is a great strategic and cultural fit, reduces our cyclicality, and makes Terex a stronger company with a bright future. ESG is a leader in the growing waste and recycling industry where waste management and recycling solutions are critical for every jurisdiction, not only in America, but around the world. I want to thank the many team members both on the Terex side and the Dover side, that worked tirelessly over the past couple months to complete the acquisition. In addition, our treasury team did an outstanding job raising funds at attractive rates and terms, allowing us to complete the deal and maintain a strong and agile balance sheet. ESG is financially accretive from day one. It is expected to add approximately $40 million in EBITDA in the fourth quarter, for the period following the October 8th close. With the close behind us, our focus turns to integration. Thanks to detailed advanced planning, our cross-functional integration team hit the ground running. We fully expect to deliver at least $25 million in operational run-rate synergies by the end of 2026 and realize additional commercial opportunities as we integrate ESG into Terex.

Turning to slide 5. Our global team adapted quickly to in quarter industry channel adjustments and continued to execute at a high level throughout the third quarter, delivering earnings per share (“EPS”) of $1.46 on sales of $1.2 billion. Our Materials Processing (“MP”) and Aerial Work Platforms (“AWP”) teams continue to implement cost reduction actions and align production plans with demand in their respective channels. This is not the first time we have seen channels make abrupt adjustments. I am confident that the work we did strengthening our portfolio, fortifying our core businesses, and investing in lower cost operations, will enable us to perform better throughout the cycle than we have done in the past. We expect full-year EPS to be between $5.85 and $6.25 and EBITDA of $635 to $670 million on revenue of $5 to $5.2 billion.

Turning to slide 6. We increased the size and scope of our addressable markets by acquiring ESG. Within the broader waste and recycling industry, waste collection, recycling and compaction are non-cyclical markets that have resilient growth trajectories. Regardless of the macro environment, as a society, we will continue to generate waste and will continue to look for ways to use finite resources more effectively and more efficiently. Looking at our legacy markets, we are seeing more challenging macro dynamics as the trajectory of future interest rate cuts and the upcoming United States (“U.S.”) election are casting a shadow of uncertainty leading to more cautious decision making. Although investments in infrastructure and manufacturing continue to grow, the rate of growth has somewhat slowed, and we are seeing local projects being deferred until investors have more clarity on the macro environment. Another important factor, particularly in Aerials, is that lead times for new equipment have come down largely back to pre-covid levels. This allows our rental customers to align their equipment delivery schedules more precisely with their requirements. We expect a degree of caution in rental demand through the fourth quarter and into 2025, before returning to a more robust environment in 2026 and beyond. In MP, we saw dealers re-balancing inventory levels as more of their customers are renting their machines longer. When the machine is on rent it remains on the dealer’s balance sheet and limits their ability to order new machines. We see this dynamic persisting, but alleviating in the fourth quarter, then starting to improve when the election is behind us, and the future of interest rates becomes clearer. The major European economies remain generally weak and geo-political concerns continue to muddy the waters. I am hopeful that lower inflation and assertiveness on lowering interest rates will translate into a better outlook. That said, we have a strong position in Europe which was solidified by a reassurance of a level playing field in Aerials because of the European Union (“EU”) anti-dumping decision. We fully expect our teams to continue to execute well and outperform the market regardless of the macro climate. We also remain encouraged to see emerging markets such as India, Southeast Asia, the Middle East and Latin America increasingly adopt our products.

Please turn to slide 7. While shorter term dynamics play out in some of our markets, we continue to be highly confident in our longer-term growth outlook. Our portfolio of strong businesses will continue to benefit from mega-trends, onshoring, technology advancements and federal investments, including the Infrastructure Investment and Jobs Act, Inflation Reduction Act, and the CHIPS Act. This legislative environment is driving record levels of mega-projects in data centers, electric vehicle and battery manufacturing plants, semiconductor plants and others, with more projects expected to come online from 2025 through 2027. We anticipate increased activity from infrastructure investments, from roads and bridges to airports, railways, and the power grid. We believe these high investment levels will continue regardless of the outcome of the U.S. election.

Please turn to slide 8. Our portfolio of businesses is very strong.  Our businesses are market leaders, technology innovators, and proven high performers. We have made great strides implementing our Execute, Innovate and Grow strategy, and have plenty of opportunities to continue to improve. Fixed cost management is an area where we have made some of those improvements. For example, shifting higher cost production to our new state-of-the-art facility in Monterrey. We will continue to reduce fixed costs by leveraging digital technology, improving efficiency and re-thinking operating norms where better approaches are available. When it comes to innovation, we have a very exciting new product development pipeline focused on maximizing return on investment for our customers. We also continue to leverage technology internally, making investments in robotics, automation, and digitizing workstreams to make us more efficient and more flexible.  This represents an important part of our roadmap to continuously become more competitive and more resilient regardless of market dynamics.

Turning to growth. Completing the ESG acquisition earlier this month was a significant step forward. We fully expect organic growth in that business to continue, in line with its demonstrated performance over the past decade. On the Utilities front, we will unlock growth potential by improving productivity and expanding capacity, as the long-term demand outlook continues to expand. Our MP and Aerials businesses will manage through near term channel adjustments before returning to growth as the replacement cycle and mega-trends are expected to remain significant tailwinds.

Turning to slide 9. I am very proud when I witness some of the fantastic work our teams and our equipment accomplish around the world. Pictured on the left are Terex Powerscreen crushers deployed in Ladakh, Northern India, at one of the world’s most challenging construction sites. At 19,000 feet above sea level, these machines will support building the world’s highest motorway. This new infrastructure will improve access to remote villages, making it easier for residents to travel for medical care, education, and other essential services. The middle picture is a brand new joint Zen Robotics and Terex Recycling Systems installation in Norway. The first of its kind anywhere in the world. The state-of-the-art waste recycling plant will be fully automated, integrating AI-powered robotics with advanced sorting technology. This is all about offering solutions to customers that maximize recycling rates and minimize landfill usage. Finally, the image on the right shows Terex Utility vehicles supporting recovery efforts in the wake of hurricane Helene. In the hours after the storm, crews from across the United States arrived to help restore power to devastated areas, and I am proud that our products play an important role in rebuilding and restoring hope to these communities. All great examples of Terex at work. And with that, I will turn it over to Julie.

Julie Beck – Terex Corporation – Senior Vice President and Chief Financial Officer

Thank you, Simon, and good morning, everyone. Let’s look at our third quarter financial results on slide 10. Net sales of $1.2 billion were down 6% compared to the third quarter of last year, resulting from lower volume at MP which was partially offset by modestly higher year-over-year sales at AWP. The growth at AWP was lower than we initially anticipated as rental customers adjusted delivery schedules during the third quarter to better align with their fleet requirements and shorter equipment lead times. Our MP segment continued to be impacted by softness in the European market and lower retail sales in the United States impacting dealer re-stocking. Gross profit of 20.5% reflects lower than expected volume and unfavorable mix, partially offset by cost reduction actions. Selling, general, and administrative expenses (“SG&A”) expenses declined by $7 million compared to last year as we executed cost reduction actions, which continued throughout the quarter, and lowered incentive compensation. Income from operations was $127 million with an operating margin of 10.5%. Interest and other expense was consistent with the previous year. The third quarter global effective tax rate was 12.5%, compared to 20.4% in the third quarter of 2023. The lower rate was primarily due to a one-time increase in favorable discrete items, partially offset by higher tax related to geographic distribution of income. Our EPS for the quarter was $1.46 and our EBITDA was $141 million. Free cash flow for the third quarter was $88 million, compared to $106 million in Q3 2023, due to lower operating income in the quarter.

Turning to bookings and backlog on slide 11. Our current backlog of $1.6 billion remains elevated compared to historical norms. We saw bookings continue to trend back towards historical ordering patterns, with Q3 being a seasonally lower bookings period. We expect our bookings and backlog to continue to transition to normal patterns with lower lead times, and AWP customers returning to customary seasonality with bookings ramping up in Q4 and Q1. Our AWP segment backlog remains relatively high at $1.2 billion when compared to historical levels, while our MP backlog is broadly in line with pre-pandemic levels.

Please turn to slide 12 to review our segment results, starting with MP. Sales of $444 million were slightly lower than we previously expected as macro factors continued to impact MP’s primary channels. On the aggregates side, we continue to see machines on rent longer than usual. This reduces the dealer’s capacity to order new machines. The European market remains weak, and geo-political concerns and the economic outlook for China, as well as the U.S. election, adds uncertainty. MP’s 13.3% operating margin in the quarter was impacted by the lower volume and unfavorable product and geographic mix partially offset by cost reduction actions. MP has proven its ability to manage its cost structure and achieve strong margins. The team is continuing to take actions, including factory and other lay-offs, reduced work schedules and other cost reduction initiatives. MP ended the quarter with backlog of $371 million.

Please turn to slide 13, which details our AWP performance. The AWP team grew sales by 2.4% compared to Q3 last year, however that was lower than we had previously anticipated due to delivery adjustments from our U.S. rental customers. Margins were impacted by unfavorable product mix, as well as higher freight costs than last year. Our Monterrey facility performed better year-over-year, but that benefit was offset by lower production volume at other facilities. The team is taking aggressive action to align costs and production levels with demand but could not take cost out quickly enough to offset the volume reduction impact. AWP backlog of $1.2 billion, remains relatively high compared with historical levels.

Please turn to slide 14. We were able to complete the ESG acquisition and maintain a strong balance sheet. We secured funding for the deal at favorable rates and terms and maintained our corporate ratings. The $1.25 billion term loan is priced at SOFR+ 200, maturing in 2031, and the $750 million 8-year, 3-year-non-call notes are priced at 6.25% maturing in 2032. We also up sized our revolver from $600 million to $800 million. Not only are we getting a better rate than the previous revolver, it offers greater flexibility, maturing three-plus years later in October 2029. I really like this structure. It’s the right mix of secured and unsecured and variable versus fixed rates. We can pre-pay or re-price a significant portion of the debt and we do not have any maturities until 2029. We continue to have ample liquidity with an expected net leverage of approximately 2.5 times at the end of 2024. We plan to de-leverage in future periods as we generate increased cash flow from operations and take advantage of cash tax benefits associated with the acquisition. We will also continue to invest in our businesses, fueling organic growth and profitability improvement. We're planning for 2024 capital expenditures of approximately $125 million, with the largest investment related to our Monterrey facility. We would expect capital expenditure in our legacy businesses to take a step-down next year to the benefit of free cash flow conversion in 2025. We reported a return on invested capital of 23.7%, well above our cost of capital. Returning capital to shareholders remains a priority. Through September 30, 2024, Terex has returned $66 million to shareholders through share repurchases and dividends, more than offsetting equity compensation dilution. We have approximately $101 million remaining under our share repurchase authorization, and we will continue to buy back shares. Terex remains in a very strong financial position to continue investing in our business and executing our strategic initiatives, while returning capital to shareholders.

Now turn to slide 15 and our full-year outlook. It is important to realize we are operating in a complex environment with many macroeconomic variables and geo-political uncertainties, and results could change negatively or positively. With that said, this outlook represents our best estimate as of today. Our outlook is largely consistent with revised guidance we provided in mid-September, updated now to include the expected fourth quarter contribution of ESG. Our sales forecast range has been updated to $5 billion to $5.2 billion, which includes approximately $200 million of fourth quarter revenue from ESG. We expect full-year EBITDA of between $635 and $670 million, which includes approximately $40 million of Q4 EBITDA from ESG, or roughly 20% of ESG sales. Please remember that the expected ESG contribution is for the period following the October 8th close through year end. It is great to see the financial performance accretion from ESG. As I mentioned back in July, we reduced corporate and other expenses to about $18 million per quarter in the second half of the year, from our previous run rate of approximately $20 million. We now expect full-year interest expense of approximately $90 million, including $31 million associated with the ESG financing. We are lowering our full-year tax rate to 19% as we reflect the benefit of several favorable discrete tax items partially offset by unfavorable geographic mix. We expect full-year EPS of $5.85 to $6.25. Our free cash flow forecast for the full year is approximately $200 million, impacted by the lower operating income outlook and anticipated higher year end inventories.

Let’s review our segment outlook. We expect MP sales to be approximately $1.9 billion for the full year, with nice margins in the range of 14.1% to 14.3%. This reflects continued pressure on volume due to adjustments we are seeing in the MP channels, as well as the impact of actions management is taking to reduce cost and align production levels with demand. For AWP, we expect our 2024 sales to total approximately $3 billion, with an operating margin between 11.5% and 11.8% for the full year. We expect to see a sequential volume decline in Q4, mostly reflecting seasonality and fewer working days. The lower volume will put pressure on AWP margins as we reduce production in the fourth quarter. This will be partially offset by the cost reduction actions and improved operating performance at our Monterrey, Mexico facility. With that, I will turn it back to Simon.

Simon A. Meester – Terex Corporation – President and Chief Executive Officer
Thanks, Julie. I will now turn to slide 16. Terex is very well positioned to deliver long-term value to our shareholders. We have a strong portfolio of industry-leading businesses across a diverse landscape of industrial segments. The ESG acquisition increases our presence in the growing waste and recycling industry and reduces our overall cyclicality. Our AWP and MP businesses continue to drive operational improvements and deliver innovative new products that create value for our customers. We will manage through near term market adjustments then return to growth with the benefit of the replacement cycle and mega-trends as tailwinds. Finally, I want to thank our team members from around the world. We have made great strides together, and we will continue to grow our company together. I am very excited about the road ahead for Terex. And with that, I would like to open it up for questions. Operator?
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